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                                                                 EXHIBIT 10.8




     LOAN AND SECURITY AGREEMENT entered into as of between CCI/TRIAD FINANCIAL HOLDING CORPORATION ("SPE"), a California corporation, and SANWA BUSINESS CREDIT CORPORATION ("SBCC"), a Delaware corporation, as lender.

                            I N T R O D U C T I O N

     A. Both SPE and Triad Systems Financial Corporation ("TSFC"), a California corporation are wholly owned subsidiaries of COOPERATIVE COMPUTING, INC. dba TRIAD SYSTEMS CORPORATION ("CCI/Triad"), a Delaware corporation. CCI/Triad manufactures and TSFC purchases from CCI/Triad and leases to TSFC's customers computer systems and software, all in accordance with an Operating and Support Agreement among CCI/Triad, TSFC, SPE and Lender.

     B. TSFC has transferred by sale to SPE certain receivables due TSFC under the leases and TSFC has assigned to SPE certain of its rights and interests in the Leases, computer systems, software and equipment.

     C. Lender engages in the business of equipment lease financing.

     D. Lender is willing to lend to SPE amounts equal to the discounted value of payments receivable under certain of the customer leases of computer systems and software, upgrades and add-ons or other equipment, and SPE is willing to grant a security interest in the lease payments, the leased computer systems and software or other equipment and the interest of TSFC in the leases, all subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows.

     1. DEFINITIONS.

     When used in capitalized form herein, the following terms shall have the meanings indicated:

     1.1 "Adjustment Amount" means the amount determined in accordance with Schedule A attached hereto and made a part hereof ("as" the same may from time to time be revised by SBCC by written revisions). The Adjustment Amount compensates SBCC for the initial direct costs incurred when discounting the Lease to which it relates.




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     1.2 "Business Day" - any day other than a Saturday, Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the State of California.

     1.3. "Closing Date" with respect to each Loan - the date on which SBCC makes a Loan to SPE under this Agreement.

     1.4 "Collateral" - as defined in Section 6.1.

     1.5 "Discount Facility" - the credit facility provided by SBCC to SPE pursuant to Section 4.

     1.6 "Discount Facility Loan" - a loan made by SBCC to SPE under the Discount Facility, including Recourse Loans.

     1.7 "Discount Facility Rate" - with respect to a Discount Facility Loan - a per annum rate of interest equal to the sum of (i) one-half of the sum the yields quoted for "this week" for "five (5) year Treasury Notes, constant maturity yield" in the two most recently published versions of Statistical Release H.15(519) (as published by the Board of Governors of the Federal Reserve System), plus (ii) three hundred (300) basis points.

     1.8 "Discount Facility Loan Value" of (i) a Lease at the time a Discount Facility Loan is made - (a) with respect to Leases dated as of May+31,+1989 or earlier, one hundred percent (100%) of each payment of Rent (net of any rebates, credits or reductions which are or may be applicable thereto) remaining unpaid under the Lease at that time (but excluding any past due
Rent), discounted from the date each such payment is due to such time at the Discount Facility Rate with respect to such Discount Facility Loan, and (b) with respect to Leases dated as of June 1, 1989 or later, one hundred percent (100%) of each payment of Rent (net of all Credits, rebates and discounts) remaining unpaid under the Lease at that time (but excluding any past due Rent) discounted from the date each such payment is due to such time at the Discount Facility Rate with respect to such Discount Facility Loan; and (ii) of a Purchase Option at the time a Recourse Loan is made - one hundred percent (100%) of the amount of the Purchase Option discounted from the date that the Put is due to such time at the Discount Facility Rate with respect to such Recourse Loan.

     1.9 "Effective Date" - the date of this Agreement.

     1.10 "Eligible Equipment" - new or remanufactured computer systems and related components, software and accessories, or other equipment acceptable to SBCC, having a Discount Loan Value of not less than $5,000.00 or such other amount as is consented to by SBCC, subject to an Eligible Lease and not subject to a security interest or other encumbrance in favor of any corporation, firm or other person other than a security interest in favor of SBCC arising under this Agreement or a Security Supplement."


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     1.11 "Eligible Lease" - a full payout net lease in the form of Exhibit
A-1, naming TSFC as lessor, that:

     (a) has a noncancellable term of not more than 84 months excluding renewals or extensions;

     (b) provides for (i) Rent and casualty payments in amounts sufficient to repay to SBCC the Loan made in respect of such lease and interest on such Loan at the Discount Facility Rate, (ii) interest on late payments under such lease at a rate not less than the Late Payment Rate and (iii) all payments to be made in the United States dollars;

     (c) provides that the lessor's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever other than the passage of time;

     (d) covers only Eligible Equipment subject to a security interest in favor of SBCC and includes all hardware and any other systems required to operate any included software;

     (e) is not subject to any conditions of the obligations of, or any right or offset, counterclaim or defense by, the Lessee thereunder;

     (f) is a Lease of Equipment solely for business or commercial purposes, and not for any personal, family, household or agricultural purpose;

     (g) as of the Closing Date, has no unpaid accrued Rent which is more than thirty (30) days overdue;

     (h) is a Lease under which the Lessee is not in default, nor has there occurred any event which with the passage of time or giving of notice or both would become a Lessee Default; and

     (i)  is in all other respects satisfactory to SBCC.

     1.12 "Equipment" - any and all Eligible Equipment leased to a Lessee by TSFC under a Lease, located in the United States and made subject to a security interest in favor of SBCC by the execution and delivery by SPE of a Security Supplement specifically describing such Eligible Equipment, together with (i) all accessions, replacements, parts, repairs, fixtures and accessories incorporated therein or affixed thereto under the Lease, and (ii) all upgrades, add-ons and additions incorporated therein or affixed thereto to the extent they have been financed by SBCC under this Agreement.

     1.13 "Event of Default" - as defined in section 11.1.

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     1.14 "Excess Proceeds" - of an item of Equipment - any excess of (i) (A)
the Proceeds thereof less (B) Remarketing Expenses, over (ii) the relevant Loan Repayment Amount.

     1.15 "Guaranty" - a guaranty, in the form of the guaranty which comprises a part of Exhibit A-1, executed and delivered by a corporation, firm or other person (a "Guarantor") satisfactory to SBCC, assigned to SBCC as security by the execution and delivery by TSC of a Security Supplement specifically describing such guaranty.

     1.16 "Invoice Price" - with respect to any Equipment - the aggregate invoice prices of Triad, as manufacturer or seller, or any other manufacturer or seller, net of taxes, transportation cost, delivery cost and any acquisition or other fees payable to CCI/Triad or any of its affiliates.

     1.17 "Late Payment Rate" with respect to a Discount Facility Loan - two percent (2%) in excess of the applicable Discount Facility Rate.

     1.18 "Lease" - an Eligible Lease duly executed by the Lessee, approved by SBCC and assigned to SBCC as security by the execution and delivery by SPE to SBCC of a Security Supplement specifically describing such Eligible Lease.

     1.19 "Lease Proceeds" with respect to any Lease - all payments due from or with respect to the Lessee, such Lease or the Equipment subject to such Lease, including, but not limited to, all Rent and any security deposits held by TSFC, all casualty, early termination, purchase option and indemnity payments, and all insurance and sales or lease proceeds of and requisition payments for the equipment subject to such Lease.

     1.20 "Lessee" - a United States-domiciled corporation, partnership or sole proprietorship that is the obligor for payment of Rent under a Lease.

     1.21 "Lessee Default" means: (i) failure of an Lessee under any Lease to make a Lease a payment of Rent within ninety (90) days of the due date of the payment; (ii) failure of any Lessee to perform any of its material obligations (other then its obligation to pay Rent) under Lease; (iii) insolvency of any Lessee, inability of any Lessee to pay its debts as they mature, the making by any Lessee of an assignment for the benefit of creditors, or institution of any proceeding by or against any Lessee alleging that the Lessee is insolvent or unable to pay its debts as they mature if such proceeding is not withdrawn or dismissed within sixty (60) days after its institution; (iv) entry of any final judgment against any Lessee remaining unsatisfied for a period of thirty (30) days if such judgment is deemed by us to be a material factor in the creditworthiness of the Lessee; (v) death of any Lessee who is a natural person or of any general partner of any Lessee which is a partnership; (vi) dissolution, merger, consolidation or transfer of a substantial part of the property of any Lessee which is a corporate or a partnership, if such dissolution, merger, consolidation or transfer is deemed by us to be a material factor in determining the creditworthiness of such Obligor; or (vii) falsity in any material respect as of the

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date made in any statement, representation or warranty of any Lessee in connection with any Lease.

     1.22 "Loan" - any advance of funds by SBCC under this Agreement to SPE.

     1.23 "Loan Repayment Date" with respect to any Loan - the twentieth day of each calendar month, commencing with the first such day to occur after the Closing Date for such Loan.

     1.24 'Net Book Value' - with respect to a Loan at any time - means the sum of (i) the unpaid balance of principal of such Loan, (ii) the unpaid amount of costs, expenses and other amounts then due under or with respect to such Loan, and (iii) any unpaid interest accrued on such principal, costs, expenses and amounts at the Discount Loan Rate or Late Payment Rate, whichever is applicable."

     1.25 "Obligations" - as set forth in Section 6.1.

     1.26 "Operating Agreement" - the Operating and Support Agreement dated as of _______________, among CCI/Triad, TSFC, SPE, and SBCC, in the form of Exhibit _____ attached hereto.

     1.27 "Operative Documents" - this Agreement, each Security Supplement, Note and the Operating Agreement.

     1.28 "Proceeds" of an item of Equipment subject to remarketing under this Agreement - the sum of (i) the (A) gross cash proceeds of sale of such item or
(B) aggregate Rent obligation under a re-lease of such item discounted at the then applicable Discount Facility Rate, or, if none, at the rate then used by SBCC for discounting similar leases or agreements, plus (ii) any past due Rent and any other termination amount paid by the Lessee, or by SPE on behalf of the Lessee, plus (iii) any security deposit held by TSFC or SPE that reduces the Lessee's lease termination payment.

     1.29 "Purchase Option" - an obligation of the Lessee under a Lease to pay a specific amount at the end of the Lease's term in addition to any regular installments of Rent, which obligation may be unconditional (e.g. a "put") or subject to the Lessee's election (e.g. a fixed price purchase option).

     1.30 "Qualified Lease" - a Lease which satisfies, which covers Equipment which satisfies, and with respect to which are satisfied, all of the requirements and conditions of Sections 1.10, 1.11, 8.3, 9.7, 9.8, 9.13-9.19,
9.23 and 9.26. In addition, and notwithstanding that a Lease is otherwise a Qualified Lease, upon a breach of the covenants set forth in Section 9.27 or 9.28, or a breach of any other covenant or agreement (excepting covenants or agreements to make payments which are limited pursuant to Section 3.12) which remains unremedied thirty

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(30) days after notice from SBCC, the Lease and all other Leases shall cease to be Qualified Leases.

     1.31 "Recourse Loan" - as defined in Section 3.13.

     1.32 "Remarketing Expenses" with respect to an item of Equipment - the sum of (i) CCI/Triad's or TSFC's standard costs of repossessing, transporting, refurbishing and remarketing the item pursuant to Section 10, plus (ii) any applicable sales, use or similar taxes imposed in connection with the sale or re-lease of such item and not paid by the purchaser or lessee, plus (iii) reasonable and customary enforcement and collection costs.

     1.33 "Remarketing Proceeds" with respect to an item of Equipment - the Proceeds minus the Remarketing Expenses.

     1.34 "Rent" - under a Lease, the periodic charges specified in the Lease for the use of the Equipment, excluding casualty or early termination, purchase option, Put, indemnity payments and any amounts a Lessee may be required to pay for taxes, license fees, assessments or maintenance.

     1.35 "Security Supplement" - a supplement hereto substantially in the form of Exhibit ______, executed and delivered to SBCC by SPE, describing Equipment and Leases and subjecting the same to the security interest in favor of SBCC arising under Section 6.

     1.36 "Standard Cost" with respect to an item of Equipment at any time - an amount equal to fifty percent (50%) of the Net Book Value for the related Loan calculated on the date of payment.

     1.37 "System Evaluation Agreement" - the System Purchase, Support, and License Agreement in the form of Exhibit _____.

     1.38 [Intentionally Omitted]

     1.39 "Upgrade" - as defined in Section 3.5.

     1.40 "Supplemented Net Book Value" - with respect to a Loan at any time - means the sum of (i) the Net Book Value of such Loan, and (ii) the Adjustment Amount for such Loan for the period in which the Net Book Value is calculated.

  2. THE LOANS.

     2.1 Loans. Subject to the terms and conditions hereof, and to SBCC's approval of from time to time, from (and including) the Effective Date to (and excluding) the termination of this Agreement, upon request of SPE, for itself or on behalf of, SBCC may, with

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respect to each Lease covered by the request and in SBCC's sole discretion, make a Loan to SPE in a principal amount equal to the Discount Facility Loan Value of such Lease(s)"

     2.2 Interest Calculation. Interest on the Discount Facility Loans shall be computed on the basis of a 360-day year consisting of twelve 30-day periods.

     2.3 Minimum Loan. The aggregate principal amount of the Loans made on any Closing Date shall be not less than $250,000.00.

     2.4 Payments. SBCC shall pay the proceeds of the Loans in immediately available funds on the Closing Dates. SPE shall make each payment due under this Agreement or any Security Supplement to SBCC or its assignee in immediately available funds to the account or address specified by SBCC or such assignee.

  3. DISCOUNT FACILITY.

     3.1 Requests for Loans. No later than ten (10) Business Days before each proposed Closing Date relating to a Discount Facility Loan requested by SPE, SPE shall submit to SBCC Eligible Leases together with lease schedules and other supporting documentation, and the following:

     (a)  the name of each Lessee under such Eligible Leases, together with
  (i) unless previously submitted to SBCC, financial statements of each such Lessee and each Guarantor relating to such Lease as of the end of such Lessee's and Guarantor's most recent fiscal year, respectively, and any interim financial statements of such Lessee and such Guarantor readily available to SPE, or TSFC, all in form and substance satisfactory to SBCC,
  (ii) the payment history of such Lessee or Guarantor under other leases entered into between such Lessee or Guarantor and SPE, or TSFC and (iii) such additional financial information pertaining to any Lessee or Guarantor as SBCC may request;

     (b)  the Rent schedule for each such Eligible Lease;

     (c) copies of invoices evidencing the Invoice Price of each item of Equipment subject to such Eligible Leases and evidence satisfactory to SBCC that such Invoice Price has been paid in full to CCI/Triad by the lessor under such Eligible Leases; and

     (d)  such other relevant information as SBCC shall reasonable require.

     3.2 Approvals. Within ten (10) Business Days of receipt of all information required to be submitted pursuant to Section 3.1, SBCC shall advise SPE if, upon review of the credit of the Lessee, the value of the Equipment and the documentation submitted pursuant to Section 3.1, SBCC approves the proposed Lease and, if SBCC requires the credit support of a guarantor, the credit of the proposed Guarantor. If SBCC fails to give such advice within such

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ten day period, SBCC shall be deemed to have declined such credit and shall so advise SPE. SBCC may revoke any credit approval prior to making the Discount Facility Loan relating to a proposed Lease if, in SBCC's sole judgment, the proposed Lessee or Guarantor suffers an adverse change in its business or financial condition.

     3.3 Disbursement of Discount Facility Loans. Subject to satisfaction of the conditions precedent set forth in Section 4 and Section 5, SBCC may make Discount Facility Loans with respect to approved Leases on the Closing Dates proposed in accordance with Section 3.1. The Discount Facility Loans made on each Closing Date shall be in an aggregate principal amount equal to the aggregate Discount Facility Loan Values of the Eligible Leases submitted by SPE pursuant to Section 3.1 and approved by SBCC pursuant to Section 3.2 If, for any reason, a Discount Facility Loan is not made on a proposed Closing Date notwithstanding compliance by SPE with Section 3.1, the Closing Date may be rescheduled to a date, within ten (10) Business Days of such Closing Date, mutually agreed upon in writing by SBCC and SPE.

     3.4 Loan Payments and Amortizations. Each Discount Facility Loan shall bear interest at the Discount Facility Rate determined on the applicable Closing Date. Principal of, and accrued interest on, the Discount Facility Loans shall be payable on each Loan Repayment Date until fully paid. Each Discount Facility Loan shall be amortized by the Lease Proceeds received by SBCC with respect to the Leases financed by such Loan, with such Lease Proceeds applied first to accrued and unpaid interest, then to any other amounts due under the Loan (excluding principal) and then to principal.

     3.5 Upgrades and Additions. If the Lessee desires to add features to or to enhance the performance of Equipment covered by a Lease by adding or replacing components to the leased Equipment, (an "Upgrade"), SPE shall promptly advise SBCC of the Lessee's intention and offer SBCC the right to finance the Upgrade. Upgrades financed under a contract or agreement separate from the primary Lease covering the Equipment to be upgraded will be offered to SBCC for discounting in the same manner as Leases are offered under this Agreement, with a Discount Facility Loan Value to be determined at the time the Upgrade is offered. Upgrades which are to be financed by increasing the monthly payments under, or by extensions to the term of, the existing Lease will similarly be offered to SBCC, with a Discount Facility Loan Value determined at the time the Upgrade is offered. Not later than ten (10) Business Days after such, offering SBCC shall give SPE written advice as to whether SBCC, in its sole discretion, has elected to finance such additional Lease Proceeds. If SBCC fails to give such advice within such ten (10) day period, SBCC shall be deemed to have declined to finance such additional Lease Proceeds and shall so advise SPE in writing. If SBCC agrees to finance such additional Lease Proceeds, SBCC shall, subject to satisfaction of the conditions precedent set forth in Sections 4 and 5, make a Discount Facility Loan in an amount equal to the aggregate increase in Rent effected by the Lease Amendment which remains unpaid as of the applicable Closing Date, but excluding any such increase in Rent which is past due, discounted at the Discount Facility Rate determined on the applicable Closing Date. The Closing Date with respect to such Discount Facility Loan shall be a date agreed upon in writing by SBCC and SPE. If SBCC agrees to make such a Discount Facility

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Loan, the Lease Amendment shall be considered a "Lease" for all purposes of this Agreement (including, without limitation, Section 5).

     3.6 Optional Prepayment: SBCC Refusal to Finance Upgrades or Additions. If SBCC elects not to finance increased Lease Proceeds related to Upgrades or additions pursuant to Section 3.5, SPE may give SBCC notice of its intention to prepay the Discount Facility Loan or part thereof made to finance the Lease in respect of which an Upgrade has been made. On the next Loan Repayment Date occurring in January, April, July or October, SPE shall prepay such Loan or part thereof by paying SBCC an amount equal to the Net Book Value thereof, determined as of the date of prepayment. No Prepayment Fee in excess of such Net Book Value shall be payable in respect of an optional prepayment made pursuant to this Section 3.6.

     3.7 Mandatory Prepayment: Termination of Lease. If a Lessee terminates a Lease before its scheduled expiration, SPE shall prepay the Discount Facility Loan or part thereof made to finance such Lease on the Loan Repayment Date next occurring in January, April, July or October. On such Loan Repayment Date, SPE shall prepay such Loan or part thereof by paying SBCC an amount equal to the Supplemented Net Book Value thereof, determined as of the date of prepayment.

     3.8 Mandatory Prepayment: Casualty. If any Equipment subject to a Lease is lost or damaged, and cannot be repaired or replaced with substantially similar Equipment manufactured by CCI/Triad by the Loan Repayment Date next occurring in January, April, July or October occurring not less than thirty
(30) days after such loss or damage, SPE shall prepay the Discount Facility Loan or part thereof made to finance such Lease on such Loan Repayment Date. On such Loan Repayment date, SPE shall prepay such Loan or part thereof by paying SBCC an amount equal to the Supplemented Net Book Value thereof, determined as of the date of prepayment.

     3.9 Mandatory Prepayment: Lessee Default. If any Lessee Default under any Lease financed or refinanced by a Discount Facility Loan shall have occurred SPE shall prepay such Loan in accordance with, and subject to the liability limitations of Section 8.4. No Prepayment Fee in excess of such Net Book Value shall be payable in respect of any such prepayment. Prepayments made pursuant to Sections 3.6, 3.7, 3.8 or 3.10 shall not constitute prepayments made pursuant to this Section 3.9, nor shall any such prepayments be taken into account as credits against SPE's ultimate loss liability under
Section 8.4.

     3.10 Mandatory Prepayment: Qualified Lease. If at any time, any Lease which is financed or refinanced by a Discount Facility Loan shall not be or shall cease to be a Qualified Lease, SPE shall, on the next occurring Loan Repayment Date, prepay such Loan or part thereof as is attributable to such Lease by paying SBCC an amount equal to the Supplemented Net Book Value thereof, determined on the date of prepayment.

     3.11 No Other Prepayments Permitted. No Discount Facility Loan may be prepaid except as expressly provided in this Agreement.

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     3.12 Limited Recourse.  SBCC agrees that, except as provided in Sections
3.6-3.10, Section 3.13, Section 7, Section 8, and Section 10 with respect to Remarketing Expenses, each Discount Facility Loan is nonrecourse to SPE and that the repayment of each Discount Facility Loan shall be obtained solely from the Lease Proceeds of the Leases, Proceeds of the Equipment and the other Collateral in which SBCC has been granted a security interest pursuant to
Section 6; provided, however, that SPE shall be jointly and severally liable (without any limitation on recourse) (i) if (A) either SPE or TSFC shall fail to pay over to SBCC any Lease Proceeds received by SPE or TSFC if required to do so, in which case SPE shall be liable for the amount of the Lease Proceeds received by SPE or TSFC if required to do so, in which case SPE shall be liable for the amount of the Lease Proceeds not so paid over plus interest accrued thereon at the Late Payment Rate from the date the Lease Proceeds were required to be paid over to SBCC, or (B) the fees and payments paid by a Lessee to SPE upon termination of a Lease are less than the Supplemented Net Book Value relating to such Lease and (ii) for all payments required to be made pursuant to Section 3.8, whether or not insurance proceeds received by SPE are at least equal to such payments.

     3.13 Full Recourse. Notwithstanding anything set forth herein, including, without limitation, any limitation on recourse against SPE, Discount Facility Loans may be made with recourse to SPE ("Recourse Loans"). Such Recourse Loans shall be made with respect to Leases which are Eligible Leases except that the creditworthiness of the Lessee is not otherwise acceptable to SBCC and/or Leases under which a Purchase Option is provided. A Recourse Loan shall be designated as such by mutual written agreement of SBCC and SPE prior to the Closing Date of such Loans. Upon occurrence at any time of (i) any Lessee Default under a Lease made subject to a Recourse Loan because of the unacceptability of the Lessee's creditworthiness, or (ii) the failure, by a Lessee, to pay the full amount of the Purchase Option at the end of the Lease term under a Recourse Loan made with respect to such Purchase Option, SPE shall repay the Recourse Loan or part thereof made to finance such Lease or Purchase Option on the Loan Repayment Date occurring not more than thirty (30) days after such default. On such Loan Repayment Date, SPE shall prepay such Recourse Loan or part thereof by paying to SBCC an amount equal to the Net Book Value thereof, determined as of the date of prepayment. No prepayment fee in excess of such Net Book Value shall be payable in respect of any such prepayment. The amounts paid to SBCC by SPE pursuant to this paragraph shall not be charged against the First Loss Provision defined in Section 8.4.

  4. CONDITIONS PRECEDENT TO FIRST LOAN.

     SBCC's obligations to provide the first Loan hereunder are subject to the receipt by SBCC of the following, in form and substance satisfactory to SBCC:

     4.1 Evidence of Authority of SPE. Certified resolutions of the board of directors of SPE, respectively, authorizing the execution, delivery and performance of each of the Operative Documents to which it is a party and any other document required hereunder together

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with an incumbency certificate with respect to the officer or officers of SPE, respectively, executing any of such Operative Documents and any document required hereunder.

     4.2 Evidence of Authority of CCI/Triad. Certified resolutions of the Board of Directors of CCI/Triad authorizing the execution, delivery and performance of the Operating Agreement and any other document required thereunder together with an incumbency certificate with respect to the officer or officers of CCI/Triad executing the Operating Agreement and any document required thereunder.

     4.3 Operating Agreement. The Operating Agreement, duly executed by CCI/Triad, TSFC, SPE, and SBCC.

     4.4 Financial Statements. The most recent fiscal year's financial statements of CCI/Triad, SPE, prepared in accordance with the standards described in Section 9.21 and certified by independent certified public accountants of recognized national standing; and interim financial statements for each reporting period ended after such fiscal year, prepared in accordance with the standards described in Section 9.21 and signed by such company's respective chief financial officer treasurer or controller.

     4.5 Officer's Certificate. A certificate from a duly authorized officer of SPE, dated as of the first Closing Date, stating that:

     (a) all representations and warranties made by SPE under this Agreement and under the Operating Agreement are true and correct as of the date of the certificate;

     (b) SPE are in compliance with all covenants made under this Agreement; and

     (c) no event has occurred and is continuing that is, or with the passage of time or giving of notice would be, an Event of Default or a default under or breach of the Operating Agreement;

  and containing an express undertaking by SPE, at any time that any Obligation remains outstanding, to give immediate notice to SBCC if any of the above statements is no longer true.

     4.6 CCI/Triad Officer's Certificate. A certificate from a duly authorized officer of CCI/Triad, dated as of the first Closing Date, stating that:

     (a) all representations and warranties made by CCI/Triad under the Operating Agreement are true and correct as of the date of the certificate;

     (b) CCI/Triad is in compliance with all covenants made under the Operating Agreement; and


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     (c)  no event has occurred and is continuing that is, or with the passage of time or giving of notice would be, a default under or breach of the Operating Agreement;

  and containing an express undertaking by CCI/Triad to give immediate written notice to SBCC if at any time prior to the Anniversary Date any of the above statements is no longer true.

     4.7 Insurance.  Evidence of the insurance required by Section 8.3.

     4.8 Opinion of Counsel. A written opinion of outside counsel, substantially in the form attached hereto as Exhibit _____ and dated as of the first Closing Date, with respect to the matters set forth in Exhibit ______, and such other legal matters relating hereto as SBCC may reasonably request.

     4.9 Agreement of Admission of Additional Secured Parties. Evidence that the Agreement of Admission of Additional Secured Parties, in the form previously executed by SBCC, has been duly executed and delivered by all of the other parties thereto.

  5. CONDITIONS PRECEDENT TO ALL LOANS.

     5.1 Notice. SPE shall have given SBCC notice of each Closing Date no later than ten (10) Business Days prior to such Closing Date.

     5.2 Operating Agreement. The Operating Agreement shall be in full force and effect and no defaults or breaches shall exist thereunder as of the applicable Closing Date.

     5.3 System Evaluation Agreements. No Leases being financed by a Discount Facility Loan shall be subject to any condition, contingency, acceptance or performance evaluation, including any under a System Evaluation Agreement on the applicable Closing Date.

     5.4 Receipt of Certain Documents. SBCC shall have received the following, in form and substance satisfactory to SBCC:

     (a) Lease. (i) All original, manually executed counterparts in the possession of CCI/Triad, TSFC or SPE on such Closing Date of each Lease financed on such Closing Date and the related Lease Schedule, in each case duly executed by TSFC as lessor and by the Lessee thereunder;

     (b) Guaranty. If required by SBCC, all original, manually executed counterparts in the possession of CCI/Triad, SPE on such Closing Date of each Guaranty duly executed by the Guarantor;

     (c) Financing Statements Filed Against Lessees. Except in the case of Leases of Equipment having an aggregate Invoice Price less than $15,000, copies of duly executed and filed Uniform Commercial Code financing statements on form UCC-1

  (or, in Louisiana, a document with similar effect) naming SPE as secured party and the Lessees under the Leases to be financed on the Closing Date as debtors, identifying as collateral the Equipment subject to such Leases together with all accessions, replacements, parts, additions and substitutions thereto and therefor, whether then owned or after acquired, and all upgrades, add-ons and additions thereto and therefor. SBCC shall have the right at any time (which right is coupled with an interest and a power of appointment) to act as SPE's and/'s attorney in fact to execute UCC-1, UCC-2, or UCC-3 financial statements on behalf of SPE for the purpose of filing and/or assigning said financing statements to SBCC and perfecting SBCC's security interest in the Equipment, provided SBCC bear all costs and expenses incurred with the filing of such UCC Statements;

     (d) Financing Statements To Be Filed Against SPE. Copies of duly executed Uniform Commercial Code financing statements on form UCC-1 (or, in Louisiana, a document with similar effect), naming SPE, respectively, as debtor and SBCC as secured party, and identifying as collateral the Collateral described in Section 6.1, in sufficient number to be filed in all jurisdictions as may be necessary, in SBCC's judgment, to perfect SBCC's security interest in such Collateral, including, without limitation, jurisdictions where (i) SPE has its chief executive offices, (ii) SPE maintain its records concerning the Leases and (iii) the Equipment is located;

     (e) Supplement. A Security Supplement, duly executed by SPE relating to and describing the Lease, any Guaranty and the Equipment covered thereby;

     (f)  Notice of Assignment.  An original notice to the relevant   Lessee
  of the assignment to SBCC of the relevant Lease, signed by TSFC substantially in the form of Exhibit ___________;

     (g) Acceptance Supplement. An original executed counterpart of the certificate of acceptance with respect to each Lease (in the form contained in Exhibit A-1) containing a complete description of the Equipment, duly executed by the Lessee thereunder; and

     (h) Other Documents. Such other documents, instruments or agreements as SBCC may reasonably request.

  6. SECURITY AGREEMENT.

     6.1 Granting Clause. In order to induce SBCC to make Loans from time to time to SPE, and in order to secure (i) the prompt repayment of the Loans and payment of all interest accrued thereon, (ii) the strict performance and observance by SPE of the obligations to be performed by it hereunder and (iii) all costs of litigation, collection, reasonable attorneys' fees and other costs expended or incurred in connection with the enforcement of SBCC's rights hereunder and with respect to the Leases and the Equipment (the obligations referred to in clauses (i) through (iii) being collectively referred to as the "Obligations"), SPE hereby assign, pledge and grant a continuing security interest to SBCC in all of its right, title and interest in and to the following described properties, assets and rights (such properties, assets and rights collectively called the "Collateral"):

     (a) each Lease, Guaranty and all payments (including Rent) due and to become due to SPE thereunder;

     (b) every item or component of Equipment subject to Leases, together with (i) all accessions, replacements, parts, additions and substitutions thereto and therefor whether now owned or hereafter acquired and (ii) all upgrades, add-ons and additions thereto and therefor unless the same can be readily removed without affecting the original performance or configuration of the original Equipment and in any case if they have been financed by SBCC under this Agreement;

     (c) all Lease Proceeds and Proceeds of items or components of Equipment; and

     (d) the proceeds (whether cash or non-cash proceeds), and products of all the properties, assets and rights described in paragraphs (a), (b) and
  (c) above, including without limitation, all insurance payments, whether or not SBCC is the loss payee thereof;

in each case whether now owned or hereafter acquired.

     6.2 Appointment of SBCC. If SBCC assumes administration of collection of Rent pursuant to Section 7 or Section 11.2, SPE irrevocably authorizes SBCC:

     (a) to endorse or sign SPE's ' name on all checks, collections, receipts UCC's or other documents related to the Leases;

     (b) to take possession of an open mail addressed to SPE or TSFC relating to such collection and remove Rent and proceeds and products of the Collateral;

     (c) to ask, demand, collect, receive, sue for, compound and give acquittance for any and all payments assigned hereunder;

     (d) to settle, adjust or compromise any claim thereunder as fully as it or TSFC could;

     (e) to endorse SPE's or TSFC's name on all checks and other commercial paper given in payment or in part payment thereof; and

     (f) in its discretion, to file any claim or take any other action or proceeding, either in SBCC's own name or in SPE's or TSFC's names, or otherwise, that SBCC may deem necessary, desirable or appropriate to collect any and all sums that may be or become due or payable under the Leases or that may be necessary or appropriate to protect the right, title and interest of SBCC in and to the Collateral and the security intended to be afforded thereby and hereby.

     6.3 Further Assurances. SPE will upon written direction from SBCC and at the expense of SPE, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances reasonably necessary or proper for the better effectuation of this Agreement, including but not limited to assuring, conveying, assigning and confirming unto SBCC all of the Collateral, whether now owned or hereafter acquired.

     6.4 No Obligations Assumed by SBCC. SBCC does not assume, and its interest herein shall not be subject to, any obligations or liability of TSFC under any lease or any duty to collect money due thereunder or to enforce collection thereof. SBCC assumes no responsibility, obligation or liability of any kind whatsoever with respect to any Lease or Equipment, or for any representation, warranty or obligation, express or implied, made by any person or entity in connection with any lease.

     6.5 Release of Security Interest. Upon payment in full of all amounts due on a Loan and provided no Event of Default shall have occurred and be continuing, SBCC agrees to (i) release its security interest in the Lease financed by such Loan and the Equipment subject thereto, except to the extent that such Lease or Equipment constitute Collateral for any unpaid Recourse Loan or other Obligation; (ii) execute and deliver to SPE such UCC-3 releases and other documents relating to released Leases and Equipment prepared by SPE as SPE may reasonably request, and (iii) if requested by SPE, deliver to SPE within thirty (30) days of such request the original documents relating to released Leases described in Section 5.4(a), (b), (f), (g) and (h).

     6.6 Final Release by SBCC. Upon termination of SBCC's commitment to make Loans, repayment in full to SBCC of all Loans, and performance of all other Obligations, SBCC will release its security interest in the Collateral in the manner provided in Section 6.5.

  7. ADMINISTRATION.

     7.1 Authorization to Collect Rent. Until such time as there is an Event of Default hereunder or SPE's authority to collect Rent is terminated pursuant to Section 7.7, or 11.2 SPE is authorized to and shall collect Rent from Lessees.

     7.2 Collections. SPE will undertake such collections as an independent contractor and not as SBCC's agent, and in connection therewith will at its sole cost and expense, diligently perform all billing and collecting for Rent due and to become due with respect to Leases and Equipment financed under Discount Facility Loans. SPE shall bill Lessees in accordance with its standard billing procedures provided that each invoice sent with respect to any Lease sold and assigned hereunder shall segregate the amount due thereunder for maintenance, services and taxes.

     7.3 Remittances. SPE shall, on or before the Loan Repayment Date of each month, make payment to SBCC of the amount due on each Discount Facility Loan on such date regardless of whether or not any Rent under applicable Leases shall have been collected by SPE. SPE's obligation to make remittances pursuant to this Section 7.3 shall, except with respect to remittances under Recourse Loans, cease and be of no further effect at such time as SPE shall have no further liability to SBCC under the provisions of Section 8.4(c) of this Agreement.

     7.4 Lease Receivables Statements. As soon as available, but no later than the twentieth day of each month, SPE shall cause TSFC to deliver to SBCC a list of all Leases then outstanding, and a statement showing the aging of receivables under, and collections received under, such Leases both certified as being complete and correct by a responsible officer of SPE.

     7.5 First Loss Provision Statements. On the last Business Day of each January, April, July and October, SPE shall cause TSFC to provide SBCC with a quarterly statement as of such date of the first loss provision described in
Section 8.4.

     7.6 Account Status Statements. As soon as available, SPE shall cause TSFC to deliver to SBCC any changes in account status for any Leases then outstanding that TSFC becomes aware of from time to time. Account status shall be defined, but not limited to, changes in Lessee billing address, equipment locations, equipment, and/or legal name.

     7.7 Collection by SBCC. If, at any time, (i) an Event of Default shall have occurred, or (ii) Rents under more than ten percent (10%) of all Leases (determined according to the current Net Book Value of Discount Facility Loans than outstanding respect to the Leases) shall be sixty (60) or more days past due, then in either of such events, SBCC may immediately terminate SPE's authority to bill and collect for Rent. Upon such termination SBCC may undertake to collect Rents and other amounts due and to become due under the Leases, deliver to the Lessees notices of the assignment of the Leases to SBCC, direct the Lessees to thenceforth make payment of all Rents and other amounts then due or to become due under the Leases directly to SBCC, and otherwise enforce the rights of the lessor under the Leases.

     7.8 Power of Attorney, Discretion to Collect. Upon SBCC's undertaking to collect Rents, SPE hereby irrevocably constitute and appoint SBCC as its true and lawful attorney with full power of substitution, for it and in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all Rents and other sums due under Leases assigned hereunder, and to endorse the name of SPE on all checks, collections, receipts or instruments given in payment or part payment thereof. SBCC may take or fail to take whatever action with respect to collections as it, in its sole discretion, shall deem proper. Regardless of what collection action is taken, the provisions of Section 3.13 and 8.4 shall be unaffected by any such action or failure to act.

  8. INDEMNITIES; INSURANCE; FIRST LOSS.

     8.1 Indemnities. Notwithstanding anything set forth herein, including, without limitation, any limitation on recourse against SPE, SPE shall indemnify SBCC and hold it safe and harmless from and against any and all losses, claims, actions, suits, proceedings, costs, expenses, damages, penalties, forfeitures and liabilities including reasonable attorneys' fees and court costs ("Indemnified Amount") (other than Indemnified Amounts arising from or pertaining solely to the gross negligence or willful misconduct by SBCC) that may at any time be made, brought, incurred, assessed or adjudged against SBCC solely arising from or pertaining to the Leases and Equipment, including but not limited to:

     (a)  the leasing, use, maintenance or operation of the Equipment;

     (b) breach of any alleged covenant, obligation or warranty made by SPE, TSFC, or CCI/Triad relating to any Equipment or Lease or maintenance of any Equipment, including qualification of any Equipment for any tax benefit;

     (c) any claim, action or preceding involving patent infringement or copyright or trade secret violations relating to the Equipment (including any interest or penalty) whether or not such claim, action or proceeding involves a claim or infringement of a combination or design patent;

     (d) failure of SBCC, for whatever reason, to have obtained a first priority perfected purchase money security interest in and lien on the Collateral, including, without limitation, the Leases and the Equipment (whether or not (i) the Equipment is deemed to be an asset of a Lessee as the result of a Lease being held to be a security agreement rather than a true lease or (ii) Uniform Commercial Code financing statements on form UCC-1 were filed against a Lessee with respect to the equipment under Section 5.4(c));

     (e) any statement or misrepresentation made in the course of negotiations regarding any Lease or Equipment;

     (f) any breach of any warranty or covenant, or any misrepresentation, of SPE, TSFC or CCI/Triad in any Lease, any Operative Document or any certificate of an officer of SPE, or CCI/Triad delivered in accordance therewith;

     (g) failure of any lease or Equipment to comply with applicable laws, regulations or contractual specifications or warranties, or to be an Eligible Lease or Eligible Equipment, as the case may be;

     (h) any dispute, claim, offset or defense of any Lessee (other than payment by, or discharge in bankruptcy of, such Lessee) to the payment of any Rent;

     (i) failure to SPE, TSFC or CCI/Triad to pay when due any taxes for which it is liable;

     (j) any alleged injury to persons or property or any violation of invention or patent rights;

     (k) any governmental fees, taxes, charges or penalties levied or imposed in respect to any Lease or related Equipment; and

     (l) any wrongful or negligent acts or omissions of SPE or TSFC, or either of their agents or assigns, in carrying out SPE's or TSFC's obligations under Section 7 or Section 10.

     All of the indemnities set forth in this Section 8.1 shall survive the cancellation or termination of this Agreement.

     8.2 Indemnity Payment. Upon the occurrence of any of the events set forth in Section 8.1, SPE unconditionally agree to pay to SBCC, upon written demand, the Indemnified Amount.

     8.3 Insurance. With respect to all Equipment, SPE shall cause TSFC to maintain in full effect, and shall deliver to SBCC evidence of, (a) liability insurance, including all-risk insurance, with a combined single limit of at least $500,000.00 per occurrence, naming SBCC as additional insured, (b) property damage insurance on all Equipment, naming SBCC as a loss payee, in an amount equal to actual cash value or replacement value, with a deductible of not more than $200,000.00 per year for all Equipment, in each case with such endorsements (including breach of warranty) and with such underwriters as are satisfactory to SBCC and (c) such other insurance as is usual in the business carried on by SPE, TSFC and CCI/Triad, which insurance shall be satisfactory to SBCC as to amount, form, nature and carrier.

     8.4  First Loss Provision.

     (a) Upon the occurrence of any Lessee Default under any Lease financed or refinanced by a Discount Loan Facility (excepting Recourse Loans), and upon written demand by SBCC, SPE shall prepay, on the next Loan Prepayment Date occurring in January, April, July or October, the Discount Facility Loan or part thereof which is attributable to such Lease by paying to SBCC an amount equal to the Net Book Value of the Discount Facility Loan or part thereof outstanding with respect to the defaulted Lease.

     (b) Upon SBCC's receipt of a prepayment specified in Section 8.4(a), SBCC will terminate its security interest in the defaulted Lease and related Collateral (except to the extent that such Lease or Collateral constitute security for any unpaid Recourse Loan or other Obligation) and reassign the same to SPE without recourse to, and without representations or warranties by SBCC of any kind whatsoever. SPE shall then promptly take all reasonable steps to recapture possession of the Equipment covered by the defaulted Lease and use its best efforts to remarket the Equipment in the manner provided in Section 10 hereof.

     (c) The maximum amount of liability which SPE will be required to bear under Section 8.4(a) hereof with respect to any Loans made at any time under this Agreement shall be limited to the extent that any amount payable thereunder exceeds the sum of ten percent (10%) of the aggregate initial amount of all Loans, exclusive of Recourse Loans, made pursuant to this Agreement, plus (i) the aggregate Standard Cost of all Equipment covered by defaulted Leases which in turn are covered by Loans prepaid under Section 8.4(a), plus (ii) the excess, if any, of the aggregate Remarketing Proceeds realized with respect to such Equipment over the Standard Cost thereof, plus
  (iii) the maximum amount of liability which TSFC may be required to bear under Section 8.4 (net of any reductions on account of repurchases and other reductions to such maximum liability as provided in said Section) of that certain Loan and Security Agreement, dated as of August 8, 1989, as amended and supplemented from time to time, between SBCC and TSFC, as successor to TSC Leasing Corporation and Orleans Leasing Corporation, minus (iv) the amount, if any, of payments (exclusive of any such payments made with respect to Recourse Loans) made by SPE under Section 7.3 hereof which have not been received from the Lessees, and minus (v) the amount of excess loss charges made with respect to the Canadian Loan Agreement (as provided for in Section 8.4(d) below). SBCC's rights under this Section 8.4 shall be cumulative and in addition to all other rights (except the rights to receive prepayments under Section 3.9 which are incorporated in SBCC's rights under this Section 8.4) to receive payment of the Discount Facility Loans pursuant to this Agreement.

        If, at any time, SPE's ' liability under this Section 8.4 shall have been reduced to zero, SPE shall thereafter have no liability under this
  Section 8.4 except to the extent that SPE thereafter realizes Excess Proceeds with respect to any Equipment or Rent from any Lessee not previously received by SPE, in which event the previously unpaid portion of all such Net Book Values shall be promptly paid by SPE to the extent of such Excess Proceeds.

     (d)  It is understood that Triad Systems Canada, Limited ("Triad
  Canada") an affiliate of SPE's, TSFC's and CCI/Triad's, has entered into a Loan and Security Agreement, dated as of _________________ (the "Canada Loan Agreement") with Sanwa Bank Canada, Ltd. ("Sanwa Bank Canada"). The Canada Loan Agreement is structured similarly to this Agreement and provides that Triad Canada must, to the extent of a specified loss limitation, make mandatory payment of loans upon the occurrence of obligor defaults under the agreements securing such loans. SBCC, Sanwa Bank Canada, SPE, TSFC and CCI/Triad, and Triad Canada have agreed that, to the extent that such obligor-default-triggered loan repayments under the Canada

  Loan Agreement exceed the amount of loss limitation provided under the Canada Loan Agreement, Triad Canada may be required by Sanwa Bank Canada to continue to make such loan repayments to the extent that the loss limitation under
  Section 8.4(c) of this Agreement has not been exceeded. In furtherance of the agreement regarding loss limitations applicable to the Canada Loan Agreement, SBCC has agreed to reimburse Sanwa Bank Canada for the amount of any such additional loss which is not promptly paid by Triad Canada, and SPE has agreed to reimburse SBCC for the amount of any such payments. It is acknowledged and agreed that any such reimbursement obligations owed to SBCC from SPE shall constitute and be construed as obligations under this Agreement. To the extent that such excess payments under the Canada Loan Agreement or such reimbursements are made, the amount of such payment or reimbursement shall be charged against the maximum amount of loss provided under Section 8.4(c) of this Agreement, and the maximum amount of loss provided under Section 8.4(c) will be reduced by the U.S. Dollar equivalent of such charge (determined as of the date of payment of such amount to Sanwa Bank Canada).


  9. REPRESENTATIONS, WARRANTIES AND COVENANTS.

     SPE represents, warrants and covenants that, at all times until all Loans made pursuant to this Agreement shall have been fully paid:

     9.1 Due Organization. It and TSFC each is a corporation duly organized and validly existing good standing under the laws of California, and is duly qualified or otherwise authorized to do business wherever necessary to carry on its present business and operations and to perform its respective obligations under each Operative Document.

     9.2 Authority. It and TSFC each has the full power, authority and legal right to enter into and perform its obligations under each Operative Document.

     9.3 Principal Place of Business. As to SPE and TSFC respectively, its chief executive office and the office where it maintains its records concerning payments under the Leases is at 3055 Triad Drive Livermore, California 94550-9559, and it will not change such principal place of business or remove therefrom such records, or any other records relating to the Collateral or any Loan, without thirty (30) days prior written notice to SBCC.

     9.4 Binding Obligations. Each Operative Document has been duly authorized and upon execution and delivery will constitute legal, valid and binding obligations, enforceable against it, TSFC and/or CCI/Triad in accordance with the terms thereof.

     9.5 Approvals and Consents. No stock holder approval, or approval or consent of any trustee or holder of any indebtedness or obligation, or authorization, consent, approval or license by, exemption from or registration with, any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of its obligations under the Operative Documents, and no consent of any owner, lessor or mortgagee of premises where any Equipment is located is or will be needed to permit SBCC or the lessor to enforce the rights of the lessor under the Leases or, if required, the same have been or, as needed, will be obtained and certified copies have been or will be delivered to SBCC.

     9.6 Compliance with Laws. There is no law, governmental rule, regulation, judgment, decree or order binding on it that would be contravened by the execution and delivery of, and performance under, the Operative Documents. SPE will at all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over it or its business.

     9.7 Clear Ownership. The interests of SPE and TSFC combined are, and will continue to be, the record and beneficial ownership of 100% of each Lease and all Equipment subject to Leases in which TSFC is named as Lessor, free and clear of all of the Collateral free and clear of all mortgages, deeds of trust, pledges and other liens, security interests, charges or encumbrances, except for liens for taxes due but not yet payable, and shall promptly deliver to SBCC any executed counterparts of Leases which were not previously delivered to SBCC pursuant to Section 5.4(a) and which have subsequently come into its, TSFC's or CCI/Triad's possession.

     9.8 Filings. This Agreement and the Uniform Commercial Code filings made pursuant hereto create in favor of SBCC a valid and perfected first priority security interest in the Collateral securing the Obligations.

     9.9 Actions. There are no actions, suits, proceedings, claims or disputes pending or, to its knowledge, threatened against or affecting it or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, if determined adversely to it, would have a material adverse effect on its condition, business or operations, its ability to perform its obligations under the Operative Agreements or SBCC's security interest in the Collateral.

     9.10 Payment of Taxes. It has filed and will file all tax returns (federal, state and local) required to be filed and has paid and will pay all taxes shown thereon to be due, including interest and penalties, unless it is contesting the payment of certain taxes in good faith and has established adequate reserves therefor.

     9.11 Notices. It will send to SBCC copies of all significant notices, including, but not limited to, any notices with respect to the terms of any Lease, and other instruments or communications required or permitted to be given by the Lessee under any Lease.

     9.12 Further Assurances; Enforcement of Leases. It will and will cause TSFC to:

     (a) preserve and maintain its corporate existence and all rights, privileges and franchises now enjoyed and conduct its business in an orderly, efficient and customary manner;

     (b) from time to time, at its own expense, take all action reasonably necessary to establish, preserve, protect and perfect the rights created by this Agreement, including, without limitation, (i) the full and punctual performance of all of its obligations arising by contract or imposed by applicable law, rate or regulation under the Leases and with respect to the Equipment; (ii) the enforcement of the Leases without waiver, amendment or modification; (iii) in the case of Leases having an Invoice Price equal to or greater than $15,000, and to the extent not previously done pursuant to
  Section 5.4(c)(ii), preparation, execution and filing of amendments on form UCC-2 or UCC-3, as appropriate, to the financing statements described in
  Section 5.4(c) to name SBCC as assignee of the secured party, and delivery to SBCC of copies thereof; and (iv) the exercise of any and all rights of the lessor under the Leases as may be necessary or advisable to assure full compliance with the terms and provisions thereof and to protect SBCC's security interest in the Collateral.

     9.13 Validity and Enforceability of Leases and Guaranties. Each Eligible Lease and Guaranty submitted to SBCC pursuant to Section 3.1 shall be genuine, valid and enforceable and shall not be subject to any offset, deduction, counterclaim defense or lien of any kind whatsoever.

     9.14 Leases Duly Entered Into. All parties to each Lease and Guaranty shall have full authority and capacity to execute and deliver such Lease or Guaranty, as the case may be and to perform its obligations thereunder.

     9.15 Equipment Description. Each Lease will correctly and accurately describe the Equipment leased to the Lessee named in such Lease, the Rent required for such Equipment and any applicable early termination payments.

     9.16 Leases Comply with Laws. Each Lease will comply with and not violate applicable laws and regulations including, without limitation, any applicable laws relating to maximum rates of interest (whether or not imputed) or similar charges.

     9.17 No Impairment of Value or Rights. It has not done nor will it do anything that might impair the value or validity of any Lease guaranty or Equipment or any of the rights of the parties hereto under any Lease.

     9.18 No Lessor Liens. No Lease submitted to SBCC pursuant to Section 3.1, or any Equipment subject thereto, or any Rents or other of its rights therein, will have been assigned to, or be subject to any lien or security interest in favor of, any person other than SBCC.

     9.19 No Modification of Leases. It will not waive, amend or otherwise modify any provision of any Lease without the prior written consent of SBCC.

     9.20  Notifications.  It will promptly notify SBCC of:

     (a) any Event of Default or event which, upon the lapse of time or giving of notice, or both, would become an Event of Default, or any event which is, or upon the lapse of time or giving of notice, or both, would become a default under or breach of the Operating Agreement;

     (b) any Lessee Default, default or violation of any of the provisions of a Lease by a Lessee, any loss or damage to any Equipment or any materially adverse credit information that it may have knowledge of with respect to a Lessee or Guarantor, or a proposed Lessee or Guarantor;

     (c) any and all litigation or other matters or events concerning it or any Lessee that has a reasonable possibility of materially and adversely affecting its or any Lessee's financial condition, its business or SBCC's security interest in the Collateral;

     (d)  any change in the name or address of any Lessee; and

     (e) not less than ten (10) days prior to such occurrence, any change in the location of SPE's principal place of business or chief executive office or (ii) opening or closing any places of business in any jurisdiction where a UCC financing statement or similar document would need to be filed in order to perfect or protect SBCC's security interest or other interest in any Lease, Rents or Equipment.

     9.21 Books and Records; Financial and Other Information. It shall and as to TSFC, shall cause TSFC to:

     (a) maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied and in compliance with the regulations of any governmental regulatory body having jurisdiction over it;

     (b) give SBCC and its representatives, at all reasonable times and upon reasonable notice, access to all records, files and books of accounting pertaining to all transactions subject to this Agreement, and permit SBCC and its representatives to inspect, audit, and make extracts therefrom;

     (c) upon SBCC's undertaking of collection of Rents or the occurrence of an Event of Default or an event which, upon the lapse of time or giving of notice, or both, would become an Event of Default, permit SBCC to exercise the inspection rights of TSFC under the Leases, on a non-exclusive basis;

     (d) deliver to SBCC in form and detail satisfactory to SBCC, and in such reasonable number of copies as SBCC may request:

     (i) the lists of Lease receivables and statements showing the aging of receivables, as required by Section 7.4;

     (ii)  the statements of first loss provision required by Section 7.5;
  and

     (iii) such other statement or statements, lists of property and accounts, budgets, forecasts or reports as to TSFC or SPE as SBCC may reasonably request.

     (e) promptly, but in no event later than ninety (90) days after the end of the relevant fiscal year or sixty (60) days after the end of the relevant fiscal quarter, submit to SBCC copies of the most recent 10-K or 10-Q statement of CCI/Triad filed with the Securities and Exchange Commission ("SEC"), or if such reports are not so filed, comparable reports containing such detail and prepared according to the same standards as in 10K and 10Q reports, and any and all financial reports, notices and proxy statements sent by it to shareholders as a group or filed with the SEC;

     (f) promptly, but in no event later than ninety (90) days after the end of the relevant year or fiscal quarter, submit to SBCC copies of SPE's unaudited financial statements for such year or quarter, which shall present fairly SPE's financial condition as of the end of such period and the results of operations for such period, which shall be signed by SPE's chief financial officer; and

     (g) Monthly Financial Statements. Not later than thirty (30) days after the end of each month, SPE shall provide SBCC with monthly financial statements relating to the immediately preceding month.

     9.22 Audit. It shall permit SBCC, from time to time, upon reasonable request and at SBCC's sole expense, to conduct an audit of TSFC's and SPE's ' accounting and operating procedures as they relate to the Leases.

     9.23 Charges and Taxes. It shall make all filings in respect of and pay (or reimburse SBCC for, upon presentation of an invoice) all charges and local, state or federal taxes (other than net income taxes of SBCC or franchise taxes levied upon SBCC's net income), license fees, or other assessments, charges, fines and penalties, together with interest payable with respect thereto, levied or imposed upon or in connection with this Agreement, the Leases, the Equipment and the Rent. Upon request of SBCC, SPE shall furnish, or cause TSFC to furnish, written evidence of such payment to SBCC.

     9.24 Financial Covenants. Neither CCI/Triad nor any successor entity will be in default of, or fail to satisfy, any of the financial covenants which are applicable to it under any credit facility provided by The Chase Manhattan Bank, N.A. or other acquisition or working capital lender, including any covenants pertaining to interest coverage, consolidated EBITDA to consolidated cash interest expense, minimum consolidated EBITDA, consolidated total debt to consolidated EBITDA, and fixed charge coverage. TSC will provide certificates to SBCC, concurrently with the delivery of the financial statements required under this Agreement and signed by a responsible officer, stating that to the best of such officer's knowledge, the requirements of this Section 9.24 have been duly observed and satisfied, and showing in detail the calculations supporting such statements.

     9.25 Maximum Requests for Loans Per Month. It will make no more than a combined total of two (2) requests for Loans, under Section 3.1, during each calendar month until the Anniversary Date.

     9.26 Concerning the Leases. With respect to each Lease all of the following are true and correct as to the Lease, the Rents under the Lease, and the Equipment covered by the Lease:

     (a) The Lease arises from a bona fide lease or sale of the Equipment described in the Lease and the Equipment is in all respects in accord with the requirements of the Lease and has been delivered to and unqualifiedly accepted by the lessee or vendee thereunder; none of the Equipment covered by the Lease, after its delivery and acceptance by such lessee or vendee, is a fixture under the applicable laws of any state where the Equipment is or may be located;

     (b)  The Equipment complies with all applicable laws and regulations;

     (c)  The Contract accurately describes the Equipment covered    thereby
  and the Rent due thereunder, and is in all respects what it purports to be;

     (d) All counterparts of the Lease have been clearly marked to indicate that only one counterpart is the "Original", and that counterpart will be delivered to SBCC at the time of our purchase;

     (e) At the time of the SBCC Loan with respect to the Lease, SPE has informed SBCC in writing of all agreements entered into in connection with the Lease and fully executed copies (all original copies if requested by SBCC) of all those agreements will be delivered to SBCC simultaneously with delivery of the Lease;

     (f) Each Lessee under a Lease or guarantor under a guaranty has all the legal power, capacity and right required for it to enter into the Lease or guaranty and any supplemental agreements and to perform its obligations thereunder;

     (g) Neither SPE, TSFC, or the vendor or lessor of the Equipment is in default of any of its or such vendor's or lessor's obligations under the Lease or arising by contract or imposed by applicable law, rule or regulation with respect to the Lease and the related Equipment;

     (h) SPE and/or TSFC have taken, at their expense, all steps from time to time necessary or deemed by SBCC to be desirable to perfect (and continue the perfection of) SBCC's security interest in the Lease, the Rent and the Equipment covered by the Lease;

     (i) At the time of SBCC's Loan with respect to the Lease, no amounts have been prepaid on the Lease except advance payments which are required by the terms of the Lease.

     9.27 Continuation of Existence and Business. Neither SPE, TSFC, or CCI/Triad will (i) cease to engage in substantially the same line of business in which any of them are engaged on the date of this Agreement, (ii) cease to engage in the sale or lease of Equipment, or (iii) sell, transfer or convey a substantial part of its assets or effect or be a party to any merger or consolidation without SBCC's prior written consent.

     9.28 The Operating Agreement is in full force and effect, has not been withdrawn, modified without SBCC's written consent, rescinded or repudiated, and no default or breach thereunder exists.

 10. REPOSSESSION AND MARKETING.

     10.1 Request to Repossess; Remarketing. If a default exists under a Lease financed or refinanced by a Discount Facility Loan, either through notification by SPE or TSFC pursuant to Section 9.20 or otherwise, and that such default remains uncured within the time, if any, for curing the same permitted by the Lease, and provided that no prepayment with respect to such Lease has been made pursuant to Section 8.4 of this Agreement, SBCC, as secured party under this Agreement, may request SPE to cause TSFC to act as its agent, and upon such request TSFC will, as such agent, use diligent efforts to repossess the Equipment subject to such Lease as promptly and efficiently as is legally permissible. Thereafter TSFC will refurbish and update, as needed, and, for a period of one hundred twenty (120) days or such other period as TSFC and SBCC may agree upon in writing from the date the Equipment is repossessed (the "Remarketing Period"), attempt to sell or release such Equipment on a non-priority (but nondiscriminatory) basis and on such terms and conditions as reflect fair market value for similar equipment and are acceptable to SBCC, in its sole discretion. TSFC shall give no less priority to remarketing Equipment pursuant to this Section 10.1 than it would similar equipment owned, leased or managed by TSFC. The obligations of TSFC to remarket such Equipment for sale of lease shall include, but not be limited to, efforts sell such Equipment, preparation and supervision of the documentation of each transaction and an accounting of the activities referred to in this Section 10.1, including information relative to the status of negotiations for offers made in respect of such Equipment.

     If TSFC has not remarketed any Equipment at the conclusion of the Remarketing Period, upon notice from SBCC, TSFC's exclusive right to remarket shall terminate and SBCC shall have the right to remarket such Equipment on terms and conditions satisfactory to it. If SBCC remarkets the Equipment, it shall retain Proceeds in an amount equal to the Net Book Value applicable to the Loan financing the Lease to which such Equipment was subject and any reasonable expenses incurred and shall remit the Excess Proceeds to SPE.

     Nothing contained in this Section 10.1 shall be deemed to constitute a release by SBCC of its security interest in any of the Collateral. SBCC shall release its security interest in Equipment which has been sold pursuant to this
Section 10.1.

     10.2 Remarketing Expenses. Remarketing Expenses shall be for the account of the party incurring such Expenses and shall be recoverable from Proceeds realized by the party remarketing the Equipment.

     10.3 No Guaranty. Notwithstanding anything contained herein to the contrary, the obligations and duties of SPE and TSFC contained in this Section 10 shall not be construed to include a guaranty that the Remarketing Proceeds with respect to any Equipment will equal or exceed the Net Book Value relating to such Equipment.

 11. EVENT OF DEFAULT; REMEDIES.

     11.1 Event of Default. Any one of the following events shall constitute an "Event of Default" hereunder:

     (a) SPE shall fail to remit to SBCC when due any Lease Proceeds or Proceeds of an item of Equipment received directly by SPE or TSFC, or shall fail to make any payment required hereunder, in each case within five (5) days written notice thereof from SBCC;

     (b) SPE shall fail to observe or perform any other obligation hereunder, or under any other agreement between SBCC and SPE, which is not corrected within thirty (30) days of written notice thereof from SBCC;

     (c) any covenant, representation or warranty made by SPE, TSFC, or CCI/Triad to SBCC in any Operative Documents or in any certificate delivered pursuant thereto shall be untrue in any material respect when made or shall be breached by SPE, TSFC, or CCI/Triad. Notwithstanding the foregoing, to the extent that such a breach occurs, and such breach relates to an individual Lease, SPE shall have ten (10) days from receipt of demand by SBCC to prepay the Discount Facility Loan with respect to the Lease pursuant to the terms of the Mandatory Prepayment clause set forth a Paragraph 3.7 herein. SPE's failure to prepay such Loan within said ten (10) day period shall then constitute an Event of Default under this subparagraph (c);

     (d) an injunction, attachment or other legal process shall issue against any material part of SPE's or TSFC ' property or a material judgment or lien shall be filed against SPE's or TSFC which is not stayed, vacated, bonded, or otherwise discharged within sixty (60) days after the date of entry thereof;

     (e) SPE, TSFC, or CCI/Triad shall cease to do business as a going concern, shall become bankrupt, shall make an assignment for the benefit of creditors or otherwise take advantage of the bankruptcy or any other law for the relief of debtors; a trustee or receiver for SPE or TSFC shall be appointed or there shall be filed by or against SPE or TSFC any petition under any provision of the Federal Bankruptcy Code, as amended, and such petition shall not be dismissed, withdrawn, or otherwise eliminated within sixty (60) days after the filing thereof;

     (f) SPE, TSFC, or CCI/Triad shall (i) cease to engage in substantially the same line of business in which any of them are engaged on the date of this Agreement, (ii) cease to engage in the sale or lease of Equipment, or
  (iii) sell, transfer or convey a substantial part of its assets or effect or be a party to any merger or consolidation;

     (g) any material breach or default shall occur under any Operative Document or such Operative Document shall be rescinded or otherwise abrogated;

     (h) any material adverse change since the Effective Date shall occur in the financial condition or business operations of CCI/Triad, SPE or TSFC ; or

     (i) any ERISA plan of CCI/Triad, SPE or TSFC shall terminate, or CCI/Triad, SPE or TSFC shall fully or partially withdraw from such a plan or plan which could result in liability of CCI/Triad, SPE or TSFC to the Pension Benefit Guaranty Corporation or to such plan or plans in the aggregate amount of $50,000 or more (in excess of any applicable insurance).

     11.2 Remedies. If an Event of Default shall have occurred, upon notice of such Event of Default (other than an Event of Default under Section 11.1(e)) to SPE, SBCC shall have the right to do any or all of the following:

     (a) complete and deliver to the Lessees the notices received by SBCC pursuant to Section 5.4(f) and to commence direct collection of the Rents until such time as SBCC has received the total Supplemented Net Book Value of all Loans due under this Agreement;

     (b) (i) exercise any of the lessor's rights under any of the Leases, or (ii) by written notice, require SPE or TSFC to exercise on behalf of SBCC as secured party under this Agreement any and all of the rights available to the lessor under any Lease to the extent not already exercised by SPE, whereupon SPE shall immediately take or cause TSFC to take all requested action;

     (c)  discontinue making Loans; or

     (d) proceed against SPE, TSFC or CCI/Triad for all rights and remedies SBCC may have in law or in equity under this Agreement and/or the Operating Agreement.

     Upon the occurrence of an Event of Default, or upon the failure of an Lessee to perform its obligation under a Lease, SBCC shall have and may exercise all the rights and remedies of a secured party under the California Uniform Commercial Code (expressly including, but not limited to, those granted under 9-502(1) and 9-306 dealing with the retention of cash proceeds), and any other applicable laws (including but not limited to the right to assume direct collection of any and all Leases and retain any and all cash proceeds collected under the leases until such time that SBCC has received he total Supplemented Net Book Value of all Loans due under this Agreement); provided, however, that so long as Lessee under a Lease is not in default thereunder, SBCC shall not take any action or exercise any right that would disturb such Lessee's full and quiet enjoyment of all of such Lessee's rights under that Lease. SBCC will give SPE reasonable notice of the time and place of any public sale of any Collateral or of the time after which any public or private sale of such Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered at least ten (10) days before or mailed, postage prepaid, to SPE, at least twenty (20) days before the time of such sale or disposition. Subject to applicable provisions of this Agreement, the proceeds of any sale or disposition of Collateral shall be applied: first, to the expense of settling all liens and claims against such Collateral and all costs, charges and expenses incurred by SBCC in connection with the Event of Default, SBCC's exercise of remedies under this Section 11.2 (including without limitation those described in Section 12.4), and in taking, removing, holding, preparing for sale and selling the Equipment; second, to the payment of the remaining total Supplemented Net Book Value of all Loans; third, to any other unpaid obligations of SPE hereunder; and fourth, any remaining proceeds shall be paid to SPE.

     Notwithstanding the foregoing, SBCC shall have the right to discontinue making Loans at any time in its sole discretion, whether or not an Event of Default has occurred.

     Nothing contained in this Section 11.2 shall entitle SBCC to recourse against SPE with respect to payment of the Loans which is not expressly granted to SBCC by this Agreement.

 12. MISCELLANEOUS.

     12.1 General. Waiver of any particular default shall not be a waiver of any other default. All SBCC's rights are cumulative and not alternative. No waiver or change in this Agreement shall bind SBCC or SPE unless an officer of SBCC or SPE has agreed to such waiver or change in writing. Any provision of this Agreement contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof. No oral agreement, guaranty or warranty shall be binding. This Agreement shall be governed by the laws of California.

     12.2 Notices. All notices demands, directions, consents and approvals hereunder shall be in writing and shall be delivered in person, by telegram, by overnight courier or by prepaid certified mail, addressed to the party for whom it is intended, (i) if to SPE, at 3055 Triad Drive, Livermore, California 94550, Attention: President, and (ii) if to SBCC, at One South Wacker Drive, Suite 3900, Chicago, Illinois 60606, Attention:++Senior Credit Officer, VFD, and shall be deemed delivered on the day of actual receipt. Either party may change its address for the receipt of notices, demands, directions, consent, and approvals by notice duly given to the other party pursuant to this Section 12.2.

     12.3 Waivers. SPE hereby waive demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, and all other demands and notices of any description, except as expressly provided herein. No delay or omissions on the part of either party in exercising any right, remedy, option, or notice of default, except as any pertinent statute of limitations which may apply, on any one occasion, shall be construed as a bar to or waiver of any other default, right, remedy or option, or the same default, right, remedy or option on any future occasion.

     12.4 Costs and Expenses. In any case where SBCC or SPE is entitled hereunder to reimbursement of costs and expenses, such costs and expenses shall include interest on any judgment and court costs, reasonable legal fees and expenses (including allocated fees of internal counsel) and punitive (as award by a court of competent jurisdiction) as well as actual damages.

     12.5 Successors, Assignment By SBCC. This Agreement shall be binding on, and inure to the benefit of, SBCC, SPE, and their respective successors and assigns and contains the entire understanding and agreement with respect to the subject matter hereof. It is understood and agreed that from time to time SBCC may, without notice to SPE, (i) decide that any or all of the Loans pursuant hereto shall be made by one or more of SBCC's affiliates, subsidiaries, or subsidiaries of its affiliates; (ii) assign to one or more of its affiliates, subsidiaries or subsidiaries of its affiliates, all of its right, title and interest in any Loan made hereunder and the Equipment covered by any Lease; and
(iii) assign this Agreement in whole or in part and/or all or part of its rights and benefits under this Agreement to any person. If one or more of SBCC's affiliates, subsidiaries or subsidiaries of its affiliates make any Loans pursuant to this Agreement, such Loans shall be made under the terms and conditions of this Agreement.

     12.6 No Assignment By SPE. This Agreement is not assignable by SPE, by operation of law or otherwise.

     12.7 Reliance. All of the covenants, agreements, representations and warranties made by SPE in this Agreement shall, notwithstanding any investigation by SBCC, be deemed to be material to and to have been relied upon by SBCC with respect to each Loan made pursuant to this Agreement. SBCC's knowledge at any time of any breach of or non-compliance with any of such covenants, agreements, representations or warranties shall not constitute a waiver of any thereof by SBCC.

     12.8 Entire Agreement. The terms and conditions herein contained constitute the entire agreement between SBCC, SPE with respect to the subject matter hereof, except to the extent other agreements are referred to herein or contemplated hereby or executed contemporaneously herewith, and supersede all previous communications whether oral or written between SBCC and SPE with respect to such subject matter. No agreement or understanding varying or extending any rights or obligations hereunder of either of the parties shall be binding unless in a writing signed by a duly authorized officer or representative of the party against which such variance or extension is sought to be enforced.

     12.9 Headings; Title. The cover, table of contents and titles for Sections used in this Agreement are intended to be descriptive only and shall not be deemed to limit, extend or in any way modify the meaning of the text of this Agreement. Reference to integral sections without decimals include all decimal sections within such integral sections.

     12.10 Joint and Several Liability. SPE shall be jointly and severally liable for all recourse liability of SPE under this Agreement.

     12.11 Jury Waiver, Jurisdiction Selection. SPE AND SBCC HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT. SPE AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST SBCC OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS.

     12.12 Termination. This Agreement shall continue in effect until terminated by either party at any time upon thirty (30) days written notice to the other, provided, however that all of the rights and obligations of the parties applicable to Loans made prior to such termination shall survive such termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

                              CCI/TRIAD FINANCIAL HOLDING CORPORATION ("SPE"), a California Corporation

                              By: /s/ BILL ALLEN
                                 ------------------------------

                              Its: President
                                  -----------------------------

                              SANWA BUSINESS CREDIT CORPORATION,
                              a Delaware Corporation

                              By:  /s/ THOMAS MAY
                                 ------------------------------

                              Its: Credit Manager
                                  -----------------------------